Exhibit 10.1

INDEMNIFICATION AGREEMENT

THIS AGREEMENT is effective as of January 2, 2019, between Concho Resources Inc., a Delaware corporation (the “Corporation”), and the undersigned director or officer of the Corporation (“Indemnitee”).

WHEREAS, the Corporation has adopted its Fourth Amended and Restated Bylaws (as the same may be amended from time to time, the “Bylaws”) providing for indemnification and advancement of expenses of the Corporation’s directors and officers; and

WHEREAS, the Bylaws and the Delaware General Corporation Law (the “DGCL”) contemplate that contracts and insurance policies may be entered into with respect to indemnification and advancement of expenses of directors and officers; and

WHEREAS, the Corporation recognizes that competent and experienced persons may be reluctant to serve as directors or officers of corporations unless they have adequate and reliable protection through indemnification, advancement of expenses, and policies of Directors and Officers Liability Insurance (“D&O Insurance”), covering certain liabilities which might be incurred by directors and officers in the performance of their services; and

WHEREAS, in order to induce and encourage competent and experienced persons such as Indemnitee to serve and continue to serve as directors and officers of the Corporation and in any other capacity with respect to the Corporation as the Corporation may request, the Board of Directors of the Corporation (the “Board”) has determined that it is reasonable, prudent and necessary for the Corporation to obligate itself contractually to indemnify Indemnitee so that she/he will serve or continue to serve the Corporation free from undue concern that she/he will not be adequately protected, and that the following Agreement is in the best interests of the Corporation and its stockholders.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Corporation and Indemnitee do hereby covenant and agree as follows:

1.    Definitions. As used in this Agreement:

(a)    The term “Proceeding” shall include any threatened, pending or completed action, suit, claim, arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative or legislative hearing, or other proceeding, whether brought by or in the right of the Corporation or otherwise, including any and all appeals, and whether of a civil, criminal, administrative, arbitrative, legislative, investigative or other nature, in which Indemnitee is or is reasonably expected to be involved as a party, as a witness or otherwise, by reason of the fact that Indemnitee is or was a director, officer, trustee, employee or agent of the Corporation, by reason of any action taken by her/him or of any inaction on her/his part while serving as a director, officer, trustee, employee or agent of the Corporation, or by reason of the fact that, while a director, officer, trustee, employee or agent of the Corporation, she/he is or was serving at the request of the

Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise; in each case whether or not she/he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification or advancement can be provided under this Agreement; provided that any action, suit, claim or proceeding (or part thereof) which is brought by Indemnitee against the Corporation, other than an action brought by Indemnitee to enforce her/his rights under this Agreement, shall not be deemed a Proceeding unless authorized or ratified by the Board under Section 15(b).

(b)    The term “Expenses” shall include, without limitation, all attorneys’ fees and disbursements, accountants’ fees, private investigation fees and disbursements, retainers, court costs, transcript costs, fees of experts, fees and expenses of witnesses, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements, or expenses, incurred by or for Indemnitee in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in, a Proceeding, or establishing Indemnitee’s right of entitlement to indemnification or advancement under this Agreement, but shall not include the amount of judgments, fines, ERISA excise taxes, or penalties actually levied against Indemnitee, or any amounts paid in settlement.

(c)    A “Change in Control” will be deemed to have occurred if, with respect to any particular 24-month period, the individuals who, at the beginning of such 24-month period, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such 24-month period whose election, or nomination for election by the stockholders of the Corporation, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

(d)    A “Disinterested Director” means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

(e)    “Independent Legal Counsel” means a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent (i) the Corporation or Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a request for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Agreement.

(f)    References to Indemnitee’s being or acting as “a director, officer, trustee, employee or agent of the Corporation” or “serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise” shall include in each case service to or actions taken while a director, officer, trustee, employee or agent of any subsidiary of the Corporation or while serving as a member of a committee of the Board of the Corporation.

(g)    References to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, trustee, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, trustee, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner she/he reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

(h)    The term “substantiating documentation” shall mean copies of bills or invoices for costs incurred by or for Indemnitee, or copies of court, agency or other orders or decrees or settlement agreements, as the case may be.

2.    Indemnity and Advances—General. The Corporation hereby agrees to hold harmless and indemnify Indemnitee, and to pay to Indemnitee in advance of the final disposition of any Proceeding all Expenses actually and reasonably incurred by Indemnitee in defending any such Proceeding, to the fullest extent authorized or permitted by law (including the applicable provisions of the DGCL), all on the terms and conditions set forth in this Agreement. The phrase “to the fullest extent permitted by law” shall include, but not be limited to (a) to the fullest extent permitted by any provision of the DGCL that authorizes or permits additional indemnification or advancement by agreement, or the corresponding provision of any amendment to or replacement of the DGCL and (b) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify or advance Expenses to its officers and directors. Any amendment, alteration or repeal of the DGCL that adversely affects any right of Indemnitee shall be prospective only and shall not limit or eliminate any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

3.    Indemnity. Except as limited by Section 15, the Corporation hereby agrees to hold harmless and indemnify Indemnitee against all expense, liability and loss (including judgments, fines, ERISA excess taxes, penalties, amounts paid in settlement, and Expenses actually and reasonably incurred by Indemnitee) by reason of the fact that Indemnitee is or was a director, officer, trustee, employee or agent of the Corporation, or while a director, officer, trustee, employee or agent of the Corporation, Indemnitee is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, but only if Indemnitee acted in good faith and in a manner she/he reasonably believed to be in or not opposed to the best interests of the Corporation. Additionally, in the case of a criminal proceeding, Indemnitee must have had no reasonable cause to believe that her/his conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself (a) create a presumption that Indemnitee did not act in good faith and in a manner which she/he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that her/his conduct was unlawful or (b) otherwise adversely affect the rights of Indemnitee to indemnification except as may be provided herein. To receive indemnification, Indemnitee shall submit a written request in accordance with Section 7.

4.    Contribution. If the indemnification provided under Section 2 or Section 3 is unavailable by reason of a court decision finding that Indemnitee is not eligible to receive indemnification under this Agreement, based on grounds other than any of those set forth in Section 15, then, in respect of any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Corporation shall contribute to the amount of Expenses actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (a) the relative benefits received by the Corporation on one hand and Indemnitee on the other from the transaction from which such Proceeding arose and (b) the relative fault of the Corporation on the one hand and of Indemnitee on the other in connection with the events that resulted in such Expenses as well as any other relevant equitable considerations. The relative fault of the Corporation on the one hand and of Indemnitee on the other shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses. The Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or any other method of allocation that does not take into account the foregoing equitable considerations.

5.    Defense of Proceedings; Choice of Counsel.

(a)    Promptly after receipt by Indemnitee of notice of any Proceeding, Indemnitee shall, if a request for indemnification or an advancement of Expenses in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation in writing of the commencement thereof; but the omission to notify the Corporation shall not relieve it from any liability that it may have to Indemnitee. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding of which Indemnitee notifies the Corporation, the Corporation shall be entitled to participate therein at its own expense.

(b)    Except as otherwise provided in this Section 5(b), to the extent that it may wish, the Corporation, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense of the Proceeding, with counsel satisfactory to Indemnitee. The Corporation may satisfy its obligations under this Agreement by paying for single counsel for a group of indemnitees, and legal counsel may represent both Indemnitee and the Corporation (and/or any other indemnitees entitled to receive advancement or indemnification from the Corporation with respect to such matter), in each case unless (i) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee or any other such indemnitees or (ii) under the applicable standards of professional conduct then prevailing, such legal counsel would have a conflict of interest. Any counsel retained in accordance with the preceding sentence shall be approved by a majority vote of the indemnitees, which approval shall not be unreasonably withheld.

(c)    In any Proceeding brought by or in the right of the Corporation to procure a judgment in its favor, Indemnitee (and/or any other indemnitees entitled to receive advancement of Expenses or indemnification from the Corporation with respect to such matter) shall be entitled to select single counsel of their choice to represent such group of indemnitees, and such counsel shall represent the group of indemnitees unless (i) Indemnitee or another indemnitee shall have reasonably concluded that there may be a conflict of interest between Indemnitee or any other such indemnitees or (ii) under the applicable standards of professional conduct then prevailing, such legal counsel would have a conflict of interest. Counsel for the group of indemnitees shall be selected and approved by majority vote of the indemnitees, which approval shall not be unreasonably withheld. If the Corporation has D&O Insurance, or other insurance, with a panel counsel requirement that may cover the matter for which advancement of Expenses or indemnification is sought, then such counsel shall be selected from among the panel counsel or other counsel approved by the insurers, unless the Corporation waives such requirement in writing. The Corporation shall not be entitled to assume the defense of any Proceeding brought by or in the right of the Corporation to procure a judgment in its favor.

(d)    Notwithstanding any other provision of this Agreement, Indemnitee shall have the right to employ Indemnitee’s own counsel in any Proceeding, but the fees and expenses of such counsel shall be at the expense of Indemnitee unless (i) there is a conflict of interest as described above or (ii) the employment of counsel by Indemnitee has been authorized by the Corporation.

6.    Advances of Expenses. To receive an advancement of Expenses under this Agreement, Indemnitee shall submit a written request to the Corporation, accompanied by substantiating documentation. Expenses incurred by Indemnitee in connection with a Proceeding shall be paid by the Corporation, in advance of the final disposition of the Proceeding, within 20 calendar days after receipt of Indemnitee’s written request, accompanied by substantiating documentation and by Indemnitee’s written undertaking to repay any amounts advanced to the extent it is ultimately determined, by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal, that Indemnitee is not entitled to indemnification. Indemnitee’s undertaking to repay such amounts is not required to be secured. Indemnitee’s right to advancement shall not be subject to the satisfaction of any standard of conduct and advances shall be made without regard to Indemnitee’s ultimate entitlement to indemnification under the provisions of this Agreement or otherwise. No objections based on or involving the question whether such charges meet the definition of “Expenses,” including any question regarding the reasonableness of such Expenses, shall be grounds for failure to advance such amounts to Indemnitee, or to reimburse such Indemnitee for, the amounts claimed within such 20-day period, and the undertaking of Indemnitee to repay any such amounts to the extent it is ultimately determined, by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal, that Indemnitee is not entitled to indemnification shall be deemed to include an undertaking to repay any such amounts determined not to have met such definition.

7.    Procedure for Requesting and Obtaining Indemnification.

(a)    Written Request. To receive indemnification under this Agreement, Indemnitee shall submit a written request to the Corporation, accompanied by substantiating documentation. Any indemnification under this Agreement shall be paid in full no later than 60 calendar days after receipt by the Corporation of the written request of Indemnitee, accompanied by substantiating documentation, unless, in the case of Proceedings addressed in Section 7(d), a determination is made that Indemnitee is not entitled to indemnification.

(b)    Successful Proceedings. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of any Proceeding, or in defense of any claim, issue, or matter therein, including, without limitation, the dismissal of any action without prejudice, or if it is ultimately determined, by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal, that Indemnitee is otherwise entitled to be indemnified against Expenses, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee in connection therewith.

(c)    Witness Expenses. Notwithstanding any other provision of this Agreement, to the maximum extent permitted by the DGCL, Indemnitee shall be entitled to indemnification against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf if Indemnitee appears as a witness or otherwise incurs legal expenses as a result of or related to Indemnitee’s service as a director, officer, trustee, employee or agent of the Corporation, in any Proceeding to which Indemnitee neither is, nor is threatened to be made, a party.

(d)    Other Proceedings. To the extent Sections 7(b) and Section 7(c) do not apply, the entitlement of Indemnitee to indemnification shall be determined by the following person or persons, who shall be empowered to make such determination (as selected by the Board, except with respect to clause (v) below): (i) the Board by a majority vote Disinterested Directors, whether or not such majority constitutes a quorum, (ii) a committee of Disinterested Directors designated by majority vote of such directors, whether or not such majority constitutes a quorum, (iii) if there are no Disinterested Directors, or if such Disinterested Directors so direct, by Independent Legal Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, (iv) the stockholders or (v) in the event that a Change in Control has occurred, by Independent Legal Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee. Such Independent Legal Counsel shall be selected by the Board and approved by Indemnitee, except that in the event that a Change in Control has occurred, Independent Legal Counsel shall be selected by Indemnitee. Upon failure of the Board to select such Independent Legal Counsel or upon failure of Indemnitee to approve (or to select, in the event a Change in Control has occurred), such Independent Legal Counsel shall be selected upon application to a court of competent jurisdiction. If the person making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among the claims, issues or matters at issue at the time of the determination.

8.    Presumptions and Effect of Certain Proceedings.

(a)    Upon making a written request for indemnification, Indemnitee shall be presumed to be entitled to indemnification hereunder and the Corporation shall have the burden of proof in making any determination to the contrary. If the person or persons so empowered to make such determination shall have failed to make the requested determination with respect to indemnification within 60 calendar days after receipt by the Corporation of such request, a requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification, absent actual fraud in the request for indemnification.

(b)    In the event that a determination is made that Indemnitee is not entitled to indemnification hereunder or if payment is not timely made following a determination of entitlement to indemnification pursuant to Section 7(d) or Section 8(a), or if an advancement of Expenses is not timely made pursuant to Section 6, Indemnitee may at any time thereafter bring suit against the Corporation seeking an adjudication of entitlement to such indemnification or advancement of Expenses, and any such suit shall be brought in the Court of Chancery of the State of Delaware, unless otherwise required by the law of the state in which Indemnitee primarily resides and works. The Corporation shall not oppose Indemnitee’s right to seek any such adjudication. In any suit brought by Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by Indemnitee to enforce a right to an advancement of Expenses), it shall be a defense that Indemnitee has not met any applicable standard of conduct for indemnification set forth in the DGCL, including the standard described in Section 4 or 5, as applicable. Further, in any suit brought by the Corporation to recover an advancement of Expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such Expenses upon a final judicial decision of a court of competent jurisdiction from which there is no further right to appeal that Indemnitee has not met the standard of conduct described above. Neither the failure of the Corporation (including the Disinterested Directors, any committee thereof, Independent Legal Counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct described above, nor an actual determination by the Corporation (including the Disinterested Directors, any committee thereof, Independent Legal Counsel or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by Indemnitee, be a defense to such suit. In any suit brought by Indemnitee to enforce a right to indemnification or to an advancement of Expenses hereunder, or brought by the Corporation to recover an advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that Indemnitee is not entitled to be indemnified, or to such advancement of Expenses, under this Agreement or otherwise shall be on the Corporation. If a determination is made or deemed to have been made pursuant to the terms of Section 7(d) or Section 8(a) that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding, and enforceable. The Corporation further agrees to stipulate in any court pursuant to this Section 8 that the Corporation is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. If the court shall determine that Indemnitee is entitled to any indemnification or advancement of Expenses hereunder, the Corporation shall pay all Expenses actually and reasonably incurred by Indemnitee in connection with such adjudication (including, but not limited to, any appellate proceedings) to the fullest extent permitted by law, and in any suit brought by the Corporation to recover an advancement of Expenses pursuant to the terms of an undertaking, the Corporation shall pay all Expenses actually and reasonably incurred by Indemnitee in connection with such suit to the extent Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of such suit, to the fullest extent permitted by law.

9.    Indemnification Hereunder Not Exclusive; Prior Indemnification Agreements. The indemnification and advancement of expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or hereafter be entitled under the provisions of a certificate of incorporation or bylaws (including the

Corporation’s Restated Certificate of Incorporation and the Bylaws), the DGCL or other applicable law, any D&O Insurance, any agreement or otherwise. This Agreement supersedes and replaces all prior written indemnification agreements between the Corporation (or any predecessor thereof) and Indemnitee with respect to the subject matter hereof and any such prior agreements shall be terminated upon execution of this Agreement. However, Indemnitee shall reimburse the Corporation for amounts paid to her/him pursuant to such other rights to the extent such payments duplicate any payments received pursuant to this Agreement.

10.    Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period Indemnitee is a director, officer, trustee, employee or agent of the Corporation (or while a director, officer, trustee, employee or agent of the Corporation, Indemnitee is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding (notwithstanding the fact that Indemnitee has ceased to serve the Corporation).

11.    Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for a portion of any expense, liability or loss (including judgments, fines, ERISA excess taxes, penalties, amounts paid in settlement, and Expenses actually and reasonably incurred by Indemnitee), but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such amounts to which Indemnitee is entitled.

12.    Settlement of Claims. The Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Corporation’s prior written consent. The Corporation shall not settle any Proceeding in any manner which would impose any penalty or limitation on or disclosure obligation with respect to Indemnitee, or that would directly or indirectly constitute or impose any admission or acknowledgment of fault or culpability with respect to Indemnitee, without Indemnitee’s prior written consent. Neither the Corporation nor Indemnitee will unreasonably withhold or delay their consent to any proposed settlement. The Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Corporation’s written consent, or with regard to any judicial award, if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such Proceeding.

13.    Acknowledgements.

(a)    Corporation Acknowledgement. The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Corporation hereby in order to induce Indemnitee to serve or to continue to serve as a director or officer of the Corporation, and acknowledges that Indemnitee is relying upon this Agreement in agreeing to serve or in continuing to serve as a director or officer of the Corporation.

(b)    Mutual Acknowledgment. Both the Corporation and Indemnitee acknowledge that in certain instances, Federal law or public policy may override applicable state law and prohibit the Corporation from indemnifying its directors and officers under this Agreement or otherwise. For example, the Corporation and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation’s right under public policy to indemnify Indemnitee.

14.    Enforcement. In the event Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement, to the extent Indemnitee has been successful, on the merits or otherwise, in whole or in part, in such action, the Corporation shall reimburse Indemnitee for Expenses actually and reasonably incurred by Indemnitee in bringing and pursuing such action.

15.    Exceptions. Any other provision herein to the contrary notwithstanding, the Corporation shall not be obligated pursuant to the terms of this Agreement:

(a)    No Entitlement to Indemnification or Advancement. To indemnify Indemnitee for any amounts incurred by Indemnitee with respect to any action instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that Indemnitee was not entitled to indemnification or advancement of Expenses hereunder;

(b)    Claims Brought by Indemnitee. To indemnify or advance Expenses to Indemnitee in connection with an action, suit or proceeding, or part thereof, voluntarily initiated by Indemnitee (including claims and counterclaims, whether such counterclaims are asserted by (i) Indemnitee or (ii) the Corporation in an action, suit or proceeding initiated by Indemnitee), except a proceeding pursuant to Section 8(b) to enforce or interpret this Agreement, unless the action, suit or proceeding, or part thereof, was authorized or ratified by the Board or the Board otherwise determines that indemnification or advancement of Expenses is appropriate;

(c)    Insured Claims. To indemnify or advance Expenses to Indemnitee for Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement) to the extent such Expenses or liabilities have been paid directly to Indemnitee by an insurance carrier under a D&O Insurance policy maintained by the Corporation; or

(d)    Indemnification Unlawful. To indemnify or advance Expenses to Indemnitee to the extent (i) expressly prohibited by applicable law, or (ii) it is ultimately determined, by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal, that such indemnification or advancement is not lawful.

16.    Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable (a) the validity, legality and enforceability of the remaining provisions of this Agreement shall not be in any way affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. Each section of this Agreement is a separate and independent portion of this Agreement. If the indemnification or advancement of Expenses to which Indemnitee is entitled with respect to any aspect of any claim varies between two or more sections of this Agreement, that section providing the most comprehensive protection shall apply.

17.    Miscellaneous.

(a)    Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of law, unless otherwise required by the law of the state in which Indemnitee primarily resides and works.

(b)    Amendment; Enforcement of Rights. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c)    Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(d)    Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) one business day after the date when sent to the recipient by reputable overnight courier service (charges prepaid), (iii) five business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid or (iv) when sent by email to the recipient. Such notices, demands and other communications shall be sent to the parties at the addresses indicated on the signature page hereto, or to such other address or such email as any party hereto may from time to time provide.

(e)    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(f)    Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, legal representatives and assigns.

(g)    Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (excluding insurance obtained on Indemnitee’s own behalf), who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation to effectively bring suit to enforce such rights.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CONCHO RESOURCES INC.

By:
Travis L. Counts, Senior Vice President, General Counsel and Corporate Secretary

	Address:	One Concho Center 600 W. Illinois Ave. Midland, Texas 79701

INDEMNITEE:

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Title:

Address:

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